Exhibit 1

                 Agreement to File One Statement on Schedule 13D

     Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D to which this Exhibit is attached is filed on behalf of each of the undersigned.

                                      FRONTEER FINANCIAL HOLDINGS, LTD.
                                      a Colorado corporation

Date:  November 12, 1998
                                      By: /s/ Gary L. Cook
                                         ---------------------------------------
                                          Gary L. Cook, Secretary


                                      FRONTEER CAPITAL, INC.
                                      a Delaware corporation


                                      By: /s/ Robert H. Trapp
                                          --------------------------------------
                                          Robert H. Trapp, Secretary


                                      FRONTEER DEVELOPMENT FINANCE, INC.
                                      a Delaware corporation


                                      By: /s/ Robert H. Trapp
                                          --------------------------------------
                                          Robert H. Trapp, Secretary